In re Farmland Foods, Inc		Case No. 02-50561

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JANUARY, 2004

REVENUE
Gross Income		$ 726,255.50
Less Cost of Goods Sold		$ 630,983.78
Materials	$ 630,983.78
Direct Labor	-
Overhead	$ -
Gross Profit		$ 95,271.72

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 130,547.96
Advertising and Marketing	$ -
Insurance
Payroll Taxes	$ 11,131.05
Lease and Rent	$ 9,522.87
Telephone and Utlities	$ 5,513.10
Attorney and other Professional Fees	$ 12,073.55
UST Quarterly Fees	$ -
Other Expenses	$ (1,578,600.61)
Total Operating Expenses		$ (1,409,812.08)
Net Income (Loss)		$ 1,505,083.80

CURRENT ASSETS
Accounts Receivable at end of month		$ 3,543,961.25
Increase (Decrease) in AR for month		$ 74,661.89
Inventory at end of month		$ 945,873.76
Increase (Decrease) in Inventory for month		$ 132,574.38
Cash at end of the month		$ 370,925,941.02
Increase (Decrease) in Cash for month		$ 981,206.78

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (554.70)
Increase (Decrease) in post-petition debt		$ (662,975.35)
Taxes Payable:
Federal Payroll Taxes	$ (14,947.00)
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ (14,535.32)
Real Estate and Personal	$ -
Property Taxes	$ (3,275.17)
Other (footnote)	$ (695.76)
Total Taxes Payable		$ (33,453.25)

Footnote:
Use Tax Payable	$ (695.76)